EXHIBIT 23.2


                        CONSENT OF DELOITTE & TOUCHE LLP

The Board of Directors
Winnebago Industries, Inc.

We consent to the incorporation by reference in this Registration Statement of Winnebago Industries, Inc. on Form S-8 of our reports dated October 17, 1996, appearing in and incorporated by reference in the Annual Report on Form 10-K of Winnebago Industries, Inc. for the year ended August 31, 1996.



                                                    DELOITTE & TOUCHE LLP


Minneapolis, Minnesota
July 18, 1997